Exhibit 99.11
(Text of graph posted to Ashland Inc.'s website concerning
Ashland Consumer Markets (Valvoline) sales)

Monthly Sales ($ in millions)*

	2007	2008	2009	2010	2011
January	122.8	135.7	128.6	129.0	146.2
February	122.3	127.4	127.3	133.9	139.3
March	137.3	137.5	151.6	167.3	206.0
April	135.2	154.1	144.4	151.3	179.2
May	133.2	130.8	133.9	155.4	158.7
June	139.1	143.0	162.6	156.5	184.3
July	129.1	150.9	145.6	148.2	168.9
August	131.6	147.8	141.8	159.2	183.7
September	123.5	155.1	126.7	154.0
October	141.2	143.9	144.2	151.5
November	129.6	119.5	124.8	144.2
December	109.5	124.1	131.2	144.8

12 Month Rolling Average ($ in millions)*

	2007	2008	2009	2010	2011
January	121.6	130.6	138.5	138.6	151.0
February	122.7	131.0	138.5	139.1	151.5
March	123.3	131.0	139.7	140.5	154.7
April	124.8	132.6	138.9	141.0	157.0
May	125.4	132.4	139.2	142.8	157.3
June	126.7	132.7	140.8	142.3	159.6
July	127.8	134.6	140.4	142.5	161.4
August	128.0	135.9	139.9	144.0	163.4
September	127.1	138.5	137.5	146.3
October	128.0	138.8	137.5	146.9
November	129.3	137.9	138.0	148.5
December	129.5	139.1	138.6	149.6

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.